U.S. Securities and Exchange Commission

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 11, 2014

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Commission File No. 001-33718

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Bioheart, Inc.

(Name of small business issuer as specified in its charter)

Florida	65-0945967
State of Incorporation	IRS Employer Identification No.

13794 NW 4th Street, Suite 212, Sunrise, Florida 33325

(Address of principal executive offices)

(954) 835-1500

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, “Company,” “our company,” “us,” and “our” refer to Bioheart, Inc., unless the context requires otherwise.

Item 8.01 Other Events

The Company, as part of the general corporate restructuring and provide management with enhanced financial alternatives in obtaining additional financing, has been eliminating pre-exiting debt obligations through the conversion of such debt obligations to equity, valued oat $0.04 per share. Accordingly, the Company will recognize approximately $ 1,508,219.19 in settlement of debt in return for the issuance of 37,705,478 shares of common stock. In addition, the current holder of the Company’s Series A Convertible Preferred Stock have agreed, in principal, for an exchange of their holdings of the Series A Convertible Preferred Stock for shares of common stock upon the consummation of a financing. No assurances can be provided as to the consummation or timing of any financing. In addition, the Company has received a request from The Depository Trust Company (“DTC”) to confirm that shares of common stock deposited at DTC were eligible under the Rules and Procedures of DTC for deposit. The Company has responded to this request.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant Date: July 11, 2014	Bioheart, Inc. By: /s/ Mike Tomas
Mike Tomas
Chief Executive Officer